Exhibit 10.15

GUARANTEE AND SECURITY AGREEMENT
made by
KNOWFAT OF LANDMARK CENTER, INC.
in favor of
TD BANKNORTII, N.A.,
Dated as of September 6, 2006

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SCHEDULES
Schedule A	Notice Address
Schedule B	Investment Property
Schedule C	Filings and Other Actions Required to Perfect Security Interests
Schedule D	Jurisdictions of Organization, etc.
Schedule E	Inventory and Equipment Locations
Schedule F	Intellectual Property

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GUARANTEE AND SECURITY AGREEMENT
     GUARANTEE AND SECURITY AGREEMENT, dated as of September 6, 2006, made by KNOWFAT OF LANDMARK CENTER, INC. (the “Grantor”), in favor of TD BANKNORTH, N.A. (the “Lender”).
WITNESSETH
     WHEREAS, KFLG Watertown, Inc., a Massachusetts corporation (the “Borrower”) and the Lender entered into a Credit Agreement dated as of May 27, 2005 (as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”) Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement;
     WHEREAS, pursuant to the Credit Agreement, the Lender has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
     WHEREAS, pursuant to the Credit Agreement, the Borrower is not permitted to create any new subsidiaries without the prior written consent of the Lender;
     WHEREAS, in connection with the acquisition of an additional restaurant location (the “Landmark Center Restaurant”), the Borrower requested that the Lender permit the Borrower to form the Grantor as a wholly owned subsidiary of the Borrower to acquire the Landmark Center Restaurant; and
     WHEREAS, the Lender agreed to the formation of the Grantor and the acquisition of the Landmark Center Restaurant by the Grantor on the condition that, among other things, the Grantor executed and deliver this Agreement to the Lender.
     NOW, THEREFORE, in consideration of the premises and to induce the Lender to agree to the formation of the Grantor and to the acquisition of the Landmark Center Restaurant by the Grantor, the Grantor hereby agrees with the Lender, as follows:
SECTION 1. DEFINED TERMS
     1.1 Definitions.
          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the Massachusetts UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter-of- Credit Rights, Registered Organization and Supporting Obligations.
          (b) The following terms shall have the following meanings:

          “Agreement”: this Guarantee and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
          “Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the other Loan Documents, any letter of credit or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).
          “Collateral”: as defined in Section 3.
          “Collateral Account”: any collateral account established by the Lender as provided in Section 6.1 or 6.4.
          “Contracts”: any contract or agreement between the Grantor and any Person, or an invoice sent or to be sent by the Grantor, pursuant to or under which a Receivable shall arise or be created, or which evidences a Receivable.
          “Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule F), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
          “Copyright Licenses”: any written agreement naming the Grantor as licensor or licensee (including, without limitation, those listed in Schedule F) granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
          “Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.
          “Grantor Obligations”: all obligations and liabilities of the Grantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which the Grantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Grantor pursuant to the terms of this Agreement or any other Loan Document).
          “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Intercompany Note”: any promissory note evidencing loans made by the Grantor to any of its Subsidiaries.
          “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in the Massachusetts UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
          “Issuers”: the collective reference to each issuer of any Investment Property.
          “Massachusetts UCC”: the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts.
          “Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule F, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule F, and (iii) all rights to obtain any reissues or extensions of the foregoing.
          “Patent License”: all agreements, whether written or oral, providing for the grant by or to the Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent including, without limitation, any of the foregoing referred to in Schedule F.
          “Pledged Notes”: all promissory notes listed on Schedule B, all Intercompany Notes at any time issued to the Grantor and all other promissory notes issued to or held by the Grantor (other than promissory notes issued in connection with extensions of trade credit by the Grantor in the ordinary course of business).
          “Pledged Securities”: the collective reference to the Pledged Stock and the Pledged Notes, together with any Proceeds thereof.
          “Pledged Stock”: the shares of Capital Stock listed on Schedule B, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, the Grantor while this Agreement is in effect.
          “Proceeds”: all “proceeds” as such term is defined in the Massachusetts UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
          “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
          “Restricted Account”: as defined in Section 8.6.
          “Securities Act”: the Securities Act of 1933, as amended.
          “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule F, and (ii) the right to obtain all renewals thereof.
          “Trademark License”: any agreement, whether written or oral, providing for the grant by or to the Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule F.
     1.2 Other Definitional Provisions.
     The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
SECTION 2. GUARANTEE
     2.1 Guarantee.
          (a) The Grantor hereby unconditionally and irrevocably guarantees to Lender and its successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Grantor hereunder and under the other Loan

Documents shall in no event exceed the amount which can be guaranteed by such Grantor under applicable federal and state laws relating to the insolvency of debtors.
          (c) The Grantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of the Grantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Lender hereunder.
          (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of the Grantor under the guarantee contained in this Section 2 shall have been satisfied by indefeasible payment in full in cash, no letters of credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.
          (e) No payment made by the Borrower, the Grantor, any other guarantor or any other Person or received or collected by the Lender from the Borrower, the Grantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Grantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Grantor in respect of the Borrower Obligations or any payment received or collected from the Grantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of the Grantor hereunder until the Borrower Obligations are indefeasibly paid in full in cash, no letters of credit shall be outstanding and the Commitments are terminated.
          (f) Any of the indebtedness of any Covered Party now or hereafter owing to the Borrower or the Grantor is hereby subordinated and junior to the Borrower Obligations or the Grantor Obligations, as applicable, and all such indebtedness of such Covered Party shall not be paid, or, at the Lender’s option, shall be collected, enforced and received for the benefit of the Lender on account of the Borrower Obligations or the Grantor Obligations, as applicable, but without affecting or impairing in any manner the liability of the Borrower or the Grantor under the other provisions of this Agreement and the other Loan Documents.
     2.2 No Subrogation Until All Payments Made. Notwithstanding the payment made by the Grantor hereunder or any set-off or application of funds of the Grantor by the Lender, the Grantor shall not be entitled to be subrogated to any of the rights of the Lender against the Borrower or any collateral security or guarantee or right of offset held by the Lender for the payment of the Borrower Obligations, nor shall the Grantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Grantor hereunder, until all amounts owing to the Lender by the Borrower on account of the Borrower Obligations are indefeasibly paid in full in cash, no letters of credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to the Grantor on account of the subrogation rights at any time when all of the Borrower Obligations shall not have been indefeasibly paid in full in cash, the amount shall be held by the Grantor in trust for the Lender, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the

Grantor, be turned over to the Lender in the exact form received by the Grantor (duly endorsed by the Grantor to the Lender, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in the order as the Lender may determine.
     2.3 Amendments. etc. with respect to the Borrower Obligations. The Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Grantor and without notice to or further assent by the Grantor, any demand for payment of any of the Borrower Obligations made by the Lender may be rescinded by the Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
     2.4 Guarantee Absolute and Unconditional. The Grantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and the Grantor, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Grantor with respect to the Borrower Obligations. The Grantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of the Grantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Grantor, the Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue the rights and remedies as it may have against the Borrower, any other guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the

Lender to make any demand, to pursue the other rights or remedies or to collect any payments from the Borrower, any other guarantor or any other Person or to realize upon any collateral security or guarantee or to exercise any right of offset, or any release of the Borrower, any other guarantor or any other Person or any collateral security, guarantee or right of offset, shall not relieve the Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against the Grantor. For the purposes of this Section 2.4 only, “demand” shall include the commencement and continuance of any legal proceedings.
     2.5 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, the Grantor or any other guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     2.6 Payments. The Grantor hereby guarantees that payments hereunder will be paid to the Lender without set-off or counterclaim in Dollars at its office at 370 Main Street, Worcester, MA 01608, or at such other office as the Lender may designate from time to time in writing.
SECTION 3. GRANT OF SECURITY INTEREST
     The Grantor hereby assigns and transfers to the Lender, and hereby grants to the Lender, a security interest in, all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Grantor Obligations:
          (a) all Accounts;
          (b) all Chattel Paper;
          (c) all Contracts;
          (d) all Deposit Accounts;
          (e) all Documents;
          (f) all Equipment;
          (g) all General Intangibles;
          (h) all Instruments;
          (i) all Intellectual Property;

          (j) all Inventory;
          (k) all Investment Property;
          (l) all Letter of Credit Rights;
          (m) all Receivables;
          (n) all other property not otherwise described above;
          (o) all books and records pertaining to the Collateral; and
          (p) to the extent not otherwise included, all Proceeds, Supporting Obligations, Commercial Tort Claims and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by, or constitutes a breach or default under or results in the termination of, or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.
SECTION 4. REPRESENTATIONS AND WARRANTIES
     To induce the Lender to enter into the Credit Agreement and to induce the Lender to make extensions of credit to the Borrower under the Credit Agreement, the Grantor hereby represents and warrants to the Lender that:
     4.1 Title; No Other Liens. Except for the security interest granted to the Lender pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Lender, pursuant to this Agreement or as are permitted by the Credit Agreement.
     4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule C (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Lender in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in which a security interest can be perfected by the filing of a financing statement and/or the other filings and actions specified on Schedule C in favor of the Lender, as collateral security for the Grantor Obligations, enforceable in accordance with the terms hereof against all creditors of the Grantor and any Persons purporting to purchase any Collateral from the Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except to the extent otherwise permitted by the Credit Agreement.
     4.3 Chief Executive Office. On the date hereof, the Grantor’s type of organization, jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the location of the Grantor’s chief executive office or sole place of business, as the case maybe, are specified on Schedule D. The Grantor has furnished to the Lender a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.
     4.4 Inventory and Equipment. On the date hereof, the Inventory and the material Equipment (other than mobile goods) are kept at the locations listed on Schedule E.
     4.5 Investment Property. The shares of Pledged Stock pledged by the Grantor hereunder, if any, constitute all the issued and outstanding shares of all classes of Capital Stock of each Issuer owned by the Grantor. All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable, and, if issued by a Person other than a partnership or limited liability company, are represented by a certificate. No shares of Pledged Stock held by the Grantor constitute “uncertificated securities” as defined in Article 8 of the Massachusetts UCC. To the Grantor’s knowledge, each of the Pledged Notes, if any, constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.
     4.6 Receivables. (a) No amount payable to the Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender.
          (b) None of the obligors on any Receivable is a Governmental Authority.
          (c) The amounts represented by the Grantor to the Lender from time to time as owing to the Grantor in respect of the Receivables will at such times be accurate in all material respects.
          (d) To the Grantor’s knowledge, each Receivable constitutes the bona fide obligation of the account debtor thereunder and was originated in the ordinary course of the Grantor’s business.
     4.7 Intellectual Property. Schedule F lists all Intellectual Property owned by the Grantor in its own name on the date hereof. On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person. Except as set forth in Schedule F, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which the Grantor is the licensor or franchisor. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or the Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect. No action or proceeding is pending, or, to the knowledge of the Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or the Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.
     4.8 Existence; Compliance with Law. The Grantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority, and the legal right, to own and operate its properties and to conduct its business in which it is currently engaged and (c) is in compliance with all Legal Requirements except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     4.9 Power; Authorization; Enforceability of Obligations. The Grantor has the requisite power and authority, and the legal right, to make, deliver and perform this Agreement. The Grantor has taken all necessary action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement constitutes a legally valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     4.10 No Legal Impediment. The execution, delivery and performance of this Agreement will not violate any Legal Requirement or any other contractual obligation binding on the Grantor, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Legal Requirement or any such contractual obligation.
SECTION 5. COVENANTS
     The Grantor covenants and agrees with the Lender that, from and after the date of this Agreement until the Borrower Obligations and the Grantor Obligations shall have been indefeasibly paid in full in cash, no letters of credit shall be outstanding and the Commitments shall have terminated:
     5.1 Financial Information. Furnish to the Lender such financial and other information as the Lender may from time to time reasonably request.
     5.2 Delivery of Instruments. Certificated Securities and Chattel Paper (a) The Grantor will, and will cause each of its Subsidiaries to:
               (i) provide in its charter or other applicable organization document that all Capital Stock issued by such party will be represented by a certificate; and

               (ii) if any such Subsidiary is a partnership or limited liability company, not provide in its partnership agreement, limited liability company agreement or other applicable organization document that any Capital Stock issued by such Subsidiary will be securities governed by Article 8 of the Massachusetts UCC.
     The Grantor shall deliver all certificates evidencing any Capital Stock issued to the Grantor by the Borrower to the Lender, together with any appropriate instruments of transfer.
          (b) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Lender, duly endorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Agreement.
     5.3 Maintenance of Insurance. The Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Lender and (ii) insuring the Grantor and the Lender against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Lender. All insurance required to be maintained by the Grantor hereunder and pursuant to the Credit Agreement shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Lender of written notice thereof, (ii) name the Lender as loss payee pursuant to a loss payable endorsement issued in favor of and delivered to the Lender and (iii) be reasonably satisfactory in all other respects to the Lender.
     5.4 Payment of Obligations. The Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
     5.5 Maintenance of Perfected Security Interest: Further Documentation.
          (a) The Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of the Grantor under the Loan Documents to dispose of the Collateral and subject to Permitted Liens.

          (b) The Grantor will furnish to the Lender from time to time statements and schedules further identifying and describing the assets and property of the Grantor and such other reports in connection therewith as the Lender may reasonably request, all in reasonable detail.
          (c) At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter of Credit Rights, and any other, relevant Collateral, taking any actions necessary to enable the Lender to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto. Without limiting the generality of the foregoing:
               (i) unless the Lender shall otherwise consent in writing (which consent may be revoked), the Grantor shall deliver to the Lender all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after the Grantor receives the same; and
               (ii) upon request by the Lender after the occurrence and during the continuance of an Event of Default, the Grantor shall obtain signed acknowledgements of the Lender’s Liens from bailees having possession of the Grantor’s goods.
     5.6 Changes in Locations, Name, etc. The Grantor will not, except upon 20 days’ prior written notice to the Lender and delivery to the Lender of (a) all additional financing statements and other documents reasonably requested by the Lender to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule E showing any additional location at which Inventory or Equipment shall be kept:
               (i) permit any of the Inventory or Equipment (other than isolated items of Equipment which are not in the aggregate material) to be kept at a location other than those listed on Schedule E;
               (ii) change its jurisdiction of organization; or
               (iii) change its name.
     5.7 Notices. The Grantor will advise the Lender promptly, in reasonable detail, of:
          (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Lender to exercise any of its remedies hereunder; and

          (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
     5.8 Investment Property.
          (a) If the Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Lender, hold the same in trust for the Lender and deliver the same forthwith to the Lender in the exact form received, duly endorsed by the Grantor to the Lender if required, together with an undated stock or transfer power covering such certificate duly executed in blank by the Grantor and with, if the Lender so requests, signature guaranteed, to be held by the Lender, subject to the terms hereof, as additional collateral security for the Grantor Obligations and the Borrower Obligations. Any sums paid upon or in respect of such Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Lender to be held by it hereunder as additional collateral security for the Grantor Obligations and the Borrower Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Lender, be delivered to the Lender to be held by it hereunder as additional collateral security for the Grantor Obligations and the Borrower Obligations. If any sums of money or property so paid or distributed in respect of such Investment Property shall be received by the Grantor, the Grantor shall, until such money or property is paid or delivered to the Lender, hold such money or property in trust for the Lender, segregated from other funds of the Grantor, as additional collateral security for the Grantor Obligations and the Borrower Obligations.
          (b) Without the prior written consent of the Lender, the Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock, to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Grantor or the Lender to sell, assign or transfer any of the Investment Property or Proceeds thereof.
          (c) In the case of the Grantor in its capacity as an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it.

     5.9 Receivables.
          (a) Other than in the ordinary course of business consistent with its past practice, the Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
          (b) The Grantor will deliver to the Lender a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.
     5.10 Intellectual Property.
          (a) The Grantor (either itself or through licensees) will (i) continue to use each material Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, except to the extent that the Grantor elects to discontinue use in the ordinary course of business, (ii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of any such Trademark unless the Lender, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
          (b) The Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.
          (c) The Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. The Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.
          (d) The Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.
          (e) The Grantor will notify the Lender immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding the Grantor’s ownership of, or the validity of, any material Intellectual Property or the Grantor’s right to register the same or to own and maintain the same.

          (f) Whenever the Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Grantor shall report such filing to the Lender within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Lender, the Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Lender may request to evidence the Lender’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.
          (g) The Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
          (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, the Grantor shall (i) take such actions as the Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Lender after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
     5.11 Compliance with Credit Agreement. The Grantor shall comply with all of the covenants and other provisions of the Credit Agreement which apply to it by their terms.
     5.12 Post Default Actions. If an Event of Default shall occur and be continuing, the Grantor shall not (x) take any action which would have a Material Adverse Effect, (y) take any action that is prohibited or (z) fail to perform any action required of the Grantor hereunder or under any other Loan Document to which the Grantor is a party.
SECTION 6. REMEDIAL PROVISIONS
     6.1 Certain Matters Relating to Receivables.
          (a) The Lender shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Lender may require in connection with such test verifications. At any time and from time to time, upon the Lender’s request and at the expense of the Grantor, the Grantor shall cause a Responsible Officer (or at the election of the Lender during an Event of Default, independent public accountants) to furnish to the Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

          (b) The Lender hereby authorizes the Grantor to collect the Grantor’s Receivables, subject to the Lender’s direction and control, and the Lender may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Lender at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by the Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by the Grantor in the exact form received, duly endorsed by the Grantor to the Lender if required, in a deposit account (each, a “Collateral Account”) maintained under the sole dominion and control of the Lender as security for the Grantor Obligations and the Borrower Obligations, subject to withdrawal by the Lender in payment of the Grantor Obligations and the Borrower’s Obligations only as provided in Section 6.5, and (ii) until so turned over, shall be held by the Grantor in trust for the Lender, segregated from other funds of the Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (c) At any time after the occurrence and during the continuance of an Event of Default, upon Lender’s request, the Grantor shall deliver to the Lender all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
          (d) At any time after the occurrence and during the continuance of an Event of Default, to the extent that, because of a conflict with applicable Requirements of Law, the proceeds of any Receivable cannot be applied in accordance with paragraphs (a) and (b) above, the Grantors shall take such actions as may be necessary to deposit such proceeds in a Collateral Account as promptly as possible, subject to compliance with applicable Requirements of Law.
     6.2 Communications with Obligors; Grantor Remains Liable.
          (a) The Lender in its own name or in the name of others may, at any time after the occurrence and during the continuance of an Event of Default, communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Lender’s satisfaction the existence, amount and terms of any Receivables or Contracts.
          (b) Upon the request of the Lender, at any time after the occurrence and during the continuance of an Event of Default, the Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Lender and that payments in respect thereof shall be made directly to the Lender.
          (c) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Lender shall have no obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating thereto, nor shall the Lender be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     6.3 Pledged Stock.
          (a) Unless an Event of Default shall have occurred and be continuing and the Lender shall have given notice to the Grantor of the Lender’s intent to exercise its corresponding rights pursuant to Section 6.3(b), the Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however that no vote shall be cast or corporate right exercised or other action taken which, in the Lender’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
          (b) If an Event of Default shall occur and be continuing and the Lender shall give notice of its intent to exercise such rights to the Grantor, (i) the Lender shall have the right to receive any and all cash dividends, payments, or other Proceeds paid in respect of the Investment Property and make application thereof to the Grantor Obligations and the Borrower’s Obligations in such order as the Lender may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Lender or its nominee, and the Lender or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders or other equityholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by the Grantor or the Lender of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it, but the Lender shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (c) The Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by the Grantor hereunder to (i) comply with any instruction received by it from the Lender in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from or consent of the Grantor, and the Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Lender.

     6.4 Proceeds to be Turned Over To Lender. In addition to the rights of the Lender specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by the Grantor consisting of cash, checks and other cash equivalents shall be held by the Grantor in trust for the Lender, segregated from other funds of the Grantor, and shall upon the request of the Lender, forthwith upon receipt by the Grantor, be turned over to the Lender in the exact form received by the Grantor (duly endorsed by the Grantor to the Lender, if required). All Proceeds received by the Lender hereunder shall be held by the Lender in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Lender in a Collateral Account (or by the Grantor in trust for the Lender) shall continue to be held as collateral security for all the Grantor Obligations and Borrower Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
     6.5 Application of Proceeds. At such intervals as may be agreed upon by the Grantor and the Lender, or, if an Event of Default shall have occurred and be continuing, at any time at the Lender’s election, the Lender may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Grantor Obligations and the Borrower Obligations in the following order:
     First, to the payment of the reasonable costs and expenses of any sale or other expenses (including, without limitation, reasonable legal fees and expenses), liabilities and advances made or incurred by the Lender in connection therewith or provided for by the Credit Agreement or arising in connection with any other facilities now or hereafter provided by the Lender to or for the benefit of the Borrower;
     Next, to payment of interest on and principal of the Loans (in such order as may be provided for in the Credit Agreement or as otherwise determined by the Lender);
     Next, to the payment of any other Borrower Obligations and Grantor Obligations (or may be held by the Lender as security for any other such Obligations not yet due and payable); and
     Finally, after payment in full of all Borrower Obligations and Grantor Obligations and termination of all credit facilities and other facilities now or hereafter provided by the Lender to the Borrower, to the payment to the Borrower or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining of such cash.
     6.6 Code and Other Remedies.
          (a) If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Grantor Obligations or the Borrower Obligations, all rights and remedies of a secured party under the Massachusetts UCC or any other applicable law. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below), to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. The Grantor further agrees, at the Lender’s request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Grantor’s premises or elsewhere. The Lender shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Grantor Obligations and the Borrower Obligations, in accordance with the Loan Documents, and only after such application and after the payment by the Lender of any other amount required by any provision of law, need the Lender account for the surplus, if any, to the Grantor. To the extent permitted by Requirements of Law, the Grantor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least seven (7) days before such sale or other disposition.
     6.7 Registration Rights. (a) If the Lender shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Lender it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Lender, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Grantor agrees to cause such Issuer (if such Issuer is a direct or indirect Subsidiary of the Grantor) to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Lender shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
          (b) The Grantor recognizes that the Lender may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities

Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Lender shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
          (c) The Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. The Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
     6.8 Deficiency. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Grantor Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.
SECTION 7. THE LENDER
     7.1 Lender’s Appointment as Attorney-in-Fact, etc.
          (a) The Grantor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, to take any and all appropriate action and to execute any and all documents and instruments, in each case after the occurrence and during the continuance of an Event of Default, which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Lender the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following:
               (i) in the name of the Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to, any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

               (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Lender may request to evidence the Lender’s security interest in such Intellectual Property and the goodwill and general intangibles of the Grantor relating thereto or represented thereby;
               (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof
               (iv) execute, in connection with any sale provided for in Sections 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
               (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Lender may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Lender shall in its sole discretion determine; (8) vote any claim of the Grantor in any bankruptcy proceeding with respect to any Indebtedness owed to Grantor by any other Covered Party and (9) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and do, at the Lender’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do. The provisions of clauses (1) through (4) and (9) shall not permit the Lender to take any action with respect to any Receivable, to the extent that such action would contravene applicable Requirements of Law.
     Anything in this Section 7.1(a) to the contrary notwithstanding, the Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
          (b) If the Grantor fails to perform or comply with any of its agreements contained herein, the Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Lender incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of Prime Rate Loans under the Credit Agreement during the continuance of an Event of Default, from the date of payment by the Lender to the date reimbursed by the Grantor, shall be payable by the Grantor to the Lender on demand.
          (d) The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
     7.2 Duty of Lender. The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
     7.3 Execution of Financing Statements. Pursuant to applicable law, the Grantor authorizes the Lender to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Grantor in such form and in such offices as the Lender determines appropriate to perfect the security interests of the Lender under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. The Grantor authorizes the Lender to use the collateral description “all assets” or “all personal property” in any such financing statements. The Grantor hereby ratifies and authorizes the filing by the Lender of any financing statement with respect to the Collateral made prior to the date hereof.
SECTION 8. MISCELLANEOUS
     8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.1 of the Credit Agreement.
     8.2 Notices. All notices, requests and demands to or upon the Lender or the Grantor hereunder shall be effected in the manner provided for in Section 8.2 of the Credit Agreement; provided that any such notice, request or demand to or upon the Grantor shall be addressed to the Grantor at its notice address set forth on Schedule A.

     8.3 No Waiver by Course of Conduct; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     8.4 Enforcement Expenses: Indemnification.
          (a) The Grantor agrees to pay or reimburse the Lender for all its costs and expenses incurred in collecting against the Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Lender.
          (b) The Grantor agrees to pay, and to save the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
          (c) The Grantor agrees to pay, and to save the Lender harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any Borrower would be required to do so pursuant to Section 8.5 of the Credit Agreement.
          (d) The agreements in this Section 8.4 shall survive repayment of the Grantor Obligations, the Borrower Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
     8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Lender and its successors and assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender.
     8.6 Set-Off. The Grantor hereby grants to the Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender, or any entity controlled by, controlling, or under the control of, the Lender and its successors and assigns, or in transit to any of them. The Grantor hereby irrevocably authorizes the Lender at any time and from time to time when an Event of Default shall have occurred and be continuing, without demand or notice to the Grantor or any other guarantor, any such notice being expressly waived by the Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, and regardless of the adequacy of any other Collateral securing any Loan, at any time held or owing by the Lender to or for the credit or the account of the Grantor, or any part thereof in such amounts as the Lender may elect, against and on account of the obligations and liabilities of the Grantor to the Lender hereunder and claims of every nature and description of the Lender against the Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Lender may elect, whether or not the Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The rights of the Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY LOAN, PRIOR TO EXERCISING ITS RIGHTS OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY GRANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The right of setoff set forth in this Section 8.6 shall not apply to any account (a “Restricted Account”) maintained solely to comply with applicable Requirements of Law where such application would violate any applicable Requirement of Law.
     8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or e-mail image), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantor and the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
     8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

     8.12 Submission To Jurisdiction; Waivers. The Grantor hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Commonwealth of Massachusetts, the courts of the United States of America for the District of Massachusetts, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address referred to in Section 8.2 or at such other address of which the Lender shall have been notified pursuant thereto;
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     8.13 Acknowledgments. The Grantor hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
          (b) the Lender has no fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantor, on the one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of guarantor and lender; and
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Grantor and the Lender.
     8.14 WAIVER OF JURY TRIAL. THE GRANTOR AND, BY ITS ACCEPTANCE HEREOF, THE LENDER, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF

ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE GRANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR. IN ADDITION TO, ACTUAL DAMAGES. THE GRANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS.
[NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the undersigned has caused this Guarantee and Security Agreement to be duly executed and delivered as of the date first above written.

KNOWFAT OF LANDMARK CENTER, INC.
By:	/s/ Eric Spitz
	Name:	Eric Spitz
	Title:	President
[Signature Page to Guarantee and Security Agreement]

Schedule A
to
Guarantee and Security Agreement
Notice Address
KnowFat of Landmark Center, Inc.
c/o KnowFat Franchise Company, Inc.
255 Washington Street, Suite 290
Newton, MA 02458

Schedule B
to
Guarantee and Security Agreement
Investment Property
None

Schedule C
to
Guarantee and Security Agreement
Filings and Other Actions Required to Perfect Security Interests
1.	Filing of UCC Financing Statement in the form attached hereto with the Delaware Secretary of State.

EXHIBIT A

DEBTOR:	KnowFat of Landmark Center, Inc.
255 Washington Street
Suite 290
Newton, Massachusetts 02458

SECURED PARTY:	TD Banknorth, N.A.
370 Main Street
Worcester, Massachusetts 01608
The following terms shall have the following meanings:
     “Contracts”: any contract or agreement between the Debtor and any person, or an invoice sent or to be sent by the Debtor, pursuant to or under which a Receivable shall arise or be created, or which evidences a Receivable.
     “Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof; and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
     “Copyright Licenses”: any written agreement naming the Debtor as licensor or licensee granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
     “Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.
     “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Intercompany Note”: any promissory note evidencing loans made by the Debtor to any of its subsidiaries.
     “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in the Massachusetts UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

     “Massachusetts UCC”: the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts.
     “Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.
     “Patent License”: all agreements, whether written or oral, providing for the grant by or to the Debtor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent including.
     “Pledged Notes”: all promissory notes, all Intercompany Notes at any time issued to the Debtor and all other promissory notes issued to or held by the Debtor (other than promissory notes issued in connection with extensions of trade credit by the Debtor in the ordinary course of business).
     “Pledged Securities”: the collective reference to the Pledged Stock and the Pledged Notes, together with any Proceeds thereof.
     “Pledged Stock”: the shares of capital stock, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the capital stock of any person that may be issued or granted to, or held by, the Debtor while the Guarantee and Security Agreement dated on or about September 6, 2006 between Debtor and Security Party, is in effect.
     “Proceeds”: all “proceeds” as such term is defined in the Massachusetts UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
     “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
     “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.
     “Trademark License”: any agreement, whether written or oral, providing for the grant by or to the Debtor of any right to use any Trademark.

Schedule D
to
Guarantee and Security Agreement
Jurisdiction of Organization
Grantor is a Delaware corporation with its chief executive office at 255 Washington Street, Suite 290, Newton, Massachusetts 02458. Its organizational identification number is __________________.

Schedule E
to
Guarantee and Security Agreement
Inventory and Equipment Locations
Landmark Center, 2001 Brookline Avenue, Boston, Massachusetts.

Schedule F
to
Guarantee and Security Agreement
Intellectual Property
1.	Trademarks-See Attached with respect to Trademarks, all of which Trademarks are licensed to the Grantor pursuant to a License Agreement dated ________________________.

2.	Copyrights — NONE.

3.	Patents —NONE.

KnowFat Franchise Company, Inc.
Trademarks

Mark	Reg./Serial No.	Status	Owner of Record

KNOWFAT! LIFESTYLE GRILLE! (design)	78/595,036	Application filed 3/25/05. Non-final action was mailed on 5/5/06. No final determination as to register the mark.	KnowFat Franchise Company, Inc., Brighton

KNOWFAT! LIFESTYLE GRILLE! (stylized)	78/595,034	Application filed 3/25/05. Non-final action was mailed on 5/5/06. No final determination as to register the mark.	KnowFat Franchise Company, Inc., Brighton

KNOWFAT! LIFESTYLE GRILLE! (design)	78/595,033	Application filed 3/25/05. Non-final action was mailed on 5/5/06. No final determination as to register the mark.	KnowFat Franchise Company, Inc., Brighton

KNOWFAT (stylized)	3,049,293	Registered 1/24/06	KnowFat Franchise Company, Inc., Newton

PROLATTA	2,971,449	Registered 7/19/05	KnowFat Franchise Company, Inc., Newton (assignment from Timothy Kurtz recorded 3/18/05)

LOFAT KNOWFAT	2,952,347	Registered 5/17/05	KnowFat Franchise Company, Inc., Newton (assignment from Timothy Kurtz recorded 3/18/05)

PROCCINO	78/835,432	Application Filed 3/17/06	KnowFat Franchise Company, Inc., Brighton